QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Diedrich Coffee, Inc:

        We consent to the incorporation by reference in the registration statements (Nos. 333-66744, 333-74626, 333-52190, 333-50412) of Diedrich Coffee, Inc. of our report dated September 15, 2003, except as to note 7, which is as of September 29, 2003, relating to the consolidated balance sheets of Diedrich Coffee, Inc. and subsidiaries as of July 2, 2003 and July 3, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended July 2, 2003, and the related financial statement schedule, which report appears in the July 2, 2003 annual report on Form 10-K of Diedrich Coffee, Inc. Our report refers to a change in the method of accounting for goodwill and other intangible assets effective June 28, 2001.

Costa Mesa, California
September 29, 2003

QuickLinks

  Exhibit 23.1